EXHIBIT 10.11

                                     Lease

                                PENINSULA PLAZA

                                    Between

                            MERCATOR SOPTWARE, INC.

                                    (Tenant)

                                      and

                              CDR FEDERAL, L.L.C.

                                   (Landlord)
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                               TABLE OF CONTENTS
                                                                           Page
                                                                           ----

1. LEASE AGREEMENT                                                          3

2. RENT                                                                     3
   A. Types of Rent                                                         3
      (1) Base Rent                                                         3
      (2) Operating Cost Share Rent                                         3
      (3) Additional Rent                                                   3
      (4) Rent                                                              3
      (5) Taxes                                                             3
   B. Payment of Operating Cost Share Rent                                  3
      (1) Payment of Estimated Operating Cost Share Rent                    3
      (2) Correction of Operating Cost Share Rent                           3
   C. Definitions                                                           3
      (1) Included Operating Costs                                          3
      (2) Excluded Operating Costs                                          3
      (3) Taxes                                                             4
      (4) Lease Year                                                        4
      (5) Fiscal Year                                                       4
   D. Computation of Base Rent and Rent Adjustments                         4
      (1) Prorations                                                        4
      (2) Default Interest                                                  4
      (3) Rent Adjustments                                                  4
      (4) Books and Records                                                4
      (5) Miscellaneous                                                     5

3.    PREPARATION AND CONDITION OF PREMISES;
      POSSESSION AND SURRENDER OF PREMISES                                  5
      A. Condition of Premises                                              5
      B. Tenant's Possession                                                5
      C. Maintenance                                                        5

4.    PROJECT SERVICES                                                      5
      A. Air Conditioning                                                   5
      B. Elevators                                                          5
      C. Electricity                                                        5
      D. Water                                                              5
      E. Janitorial Service                                                 5
      F. Interruption of Services                                           5
      G. Lighting                                                           5
      H. Security Service                                                   5

5.    ALTERATIONS AND REPAIRS                                               5
      A. Landlord's Consent and Conditions                                  5
      B. Damage to Systems                                                  6
      C. No Liens                                                           6
      D. Ownership of Improvements                                          6
      E. Removal at Termination                                             6

6.    USE OF PREMISES                                                       6

7.    GOVERNMENTAL REQUIREMENTS AND BUILDING RULES                          6

8.    WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE                          7
      A. Waiver of Claims                                                   7
      B. Indemnification                                                    7
      C. Tenant's Insurance                                                 7
      D. Insurance Certificates                                             7
      E. Landlord's Insurance                                               7

9.    FIRE AND OTHER CASUALTY                                               7
      A. Termination                                                        7
      B. Restoration                                                        8

10.   EMINENT DOMAIN                                                        8

11.   RIGHTS RESERVED TO LANDLORD                                           8
      A. Name                                                               8
      B. Signs                                                              8
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      C. Window Treatments                                                  8
      D. Keys                                                               8
      E. Access                                                             8
      F. Preparation for Reoccupancy                                        8
      G. Heavy Articles                                                     8
      H. Show Premises                                                      8
      I. Relocation of Tenant                                               8
      J. Use of Lockbox                                                     8
      K. Repairs and Alterations                                            8
      L. Landlord's Agents                                                  8
      M. Building Services                                                  8
      N. Other Actions                                                      8

12.   TENANT'S DEFAULT                                                      8
      A. Rent Default                                                       8
      B. Assignment/Sublease or Hazardous Substances Default                8
      C. Other Performance Default                                          8
      D. Credit Default                                                     8
      E. Vacation or Abandonment Default                                    9

13.   LANDLORD REMEDIES                                                     9
      A. Accelerate Rent                                                    9
      B. Termination of Lease or Possession                                 9
      C. Lease Termination Damages                                          9
      D. Possession Termination Damages                                     9
      E. Landlord's Remedies Cumulative                                     9
      F. Waiver of Trial by Jury                                            9
      G. Litigation Costs                                                   9

14.   SURRENDER                                                             9

15.   HOLDOVER                                                              9

16.   SUBORDINATION TO GROUND LEASES AND MORTGAGES                          9
      A. Subordination                                                      9
      B. Termination of Ground Lease or Foreclosure of Mortgage             9
      C. Security Deposit                                                  10
      D. Notice and Right to Cure                                          10
      H. Definitions                                                       10

17.   ASSIGNMENT AND SUBLEASE                                              10
      A. In General                                                        10
      B. Landlord's Consent                                                10
      C. Procedure                                                         10
      D. Change of Management or Ownership                                 10
      E. Excess Payments                                                   10
      F. Recapture                                                         10

18.   CONVEYANCE BY LANDLORD                                               10

19.   ESTOPPEL CERTIFICATE                                                 10

20.   SECURITY DEPOSIT                                                     10

21.   FORCE MAJEURE                                                        11

22.   TENANTS' PERSONAL PROPERTY AND FIXTURES                              11

23.   NOTICES                                                              11
      A. Landlord                                                          11
      B. Tenant                                                            11

24.   QUIET POSSESSION                                                     11

25.   REAL ESTATE BROKER                                                   11

26.   MISCELLANEOUS                                                        11
      A. Successors and Assigns                                            11
      B. Date Payments are Due                                             11
      C. Meaning of "Landlord", "Re-Entry, "including" and "Affiliate"     11
      D. Time of the Essence                                               11
      E. No Option                                                         11
      F. Severability                                                      11
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      G. Governing Law                                                     11
      H. Lease Modification                                                11
      I. No Oral Modification                                              11
      J. Landlord's Right to Cure                                          11
      K. Captions                                                          11
      L. Authority                                                         11
      M. Landlord's Enforcement of Remedies                                11
      N. Entire Agreement                                                  11
      0. Landlord's Title                                                  11
      P. Light and Air Rights                                              11
      Q. Singular and Plural                                               12
      R. No Recording by Tenant                                            12
      S. Exclusivity                                                       12
      T. No Construction Against Drafting Party                            12
      U. Survival                                                          12
      V. Rent Not Based on Income                                          12
      W. Building Manager and Service Providers                            12
      X. Late Charge and Interest on Late Payments                         12
      Y. Tenant's Financial Statements                                     12

27.   UNRELATED BUSINESS INCOME                                            12

28.   HAZARDOUS SUBSTANCES                                                 12

29.   EXCULPATION                                                          12

30.   RADON GAS                                                            12

31.   RIGHT OF FIRST OFFER                                                 12

32.   PRIOR AGREEMENTS                                                     12

APPENDIX A - PLAN OF THE PREMISES
APPENDIX B - RULES AND REGULATIONS
APPENDIX C - TENANT IMPROVEMENT AGREEMENT
APPENDIX D - MORTGAGES CURRENTLY AFFECTING THE PROJECT
APPENDIX E - COMMENCEMENT DATE CONFIRMATION
APPENDIX F - JANITORIAL SPECIFICATIONS
APPENDIX G - CONSTRUCTION RULES & REGULATIONS

                                     LEASE

      THIS LEASE (the "Lease") is made as of January 31, 2001 between CDR Federal, L.L.C., a Limited Liability Corporation organized under the laws of the State of Florida (the "Landlord") and the Tenant as named in the Schedule below. The term "Project" means the building (the "Building") known as "Peninsula Plaza" and the land (the "Land") located at 2424 N. Federal Highway, Boca Raton, FL 33431. "Premises" means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A.

      The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                    SCHEDULE

      1.    Tenant: Mercator Software, Inc., a Delaware corporation

      2.    Premises: Suites 100, 201, 205, 250, 251, 255, 257, 259, 266,
            collectively referred to as "250"

      3. Rentable Square Feet of the Premises: Collectively 36,953 rentable square feet. The rentable square feet of each suite is shown on the floor plans on Appendix A.

      4. Tenant's Proportionate Share: 22.77% (based upon a total of 162,303 rentable square feet in the Building)

      5. Security Deposit. $128,485.80 of which $95,497.53 has been previously deposited with Landlord.

      6.    Tenant's Real Estate Broker for this Lease: None

      7.    Landlord's Real Estate Broker for this Lease: None

      8. Tenant Improvements: See the Tenant Improvement Agreement attached hereto as Appendix C.

      9. Commencement Date: February 1, 2001. Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date.

      10. Termination Date/Term: January 31, 2006, or sixty (60) months after the Commencement Date, or if the Commencement Date is not the first day of a month, then sixty (60) months after the first day of the following month.

      11.   Guarantor: None

      12.   Base Rent:

                Period                            Monthly Base Rent
                1-12                              $52,876.48
                13-24                             $54,987.14
                25-36                             $57,506.57
                37-48                             $60,142.78
                49-60                             $62,901.23

      13. Operating Cost Share Rent: During the calendar year 2001, Tenant acknowledges that the estimated amount of Operating Costs as referred to in Paragraph 2.B & 2.C of the Lease are $9.36 per rentable square foot plus applicable tax.

      14. Rent. During the initial calendar year of the Lease, the Monthly Rent (as defined in Paragraph 2 of the Lease is as follows:

Base Rent                                           $   52,876.48
Operating Cost Share Rent (non--taxable)                 4,465.15
Operating Cost Share Rent (taxable)                     24,358.19
Sales Tax                                                4,634.38
                                                    -------------
Total                                               $   86,333.90
                                                    =============

Such amount is subject to change based upon the terms of the Lease.

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      1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the
Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

      2. RENT.

      A. Types of Rent. Tenant shall pay the following Rent in United States funds, in the form of a check to Landlord at the following address:

      CDR Federal, L.L.C.
      c/o CDR Realty, L.L.C.
      2424 North Federal Highway, Suite 159
      Boca Raton, Florida 33431

or by wire transfer as follows:

      Bank Name: Bank of America
      Account Name: CDR Federal, L.L.C.
      ABA Number: 063100277
      Account Number: 003446259506

or in such other manner-- Landlord may notify Tenant:

            (1) Base Rent, in monthly installments in advance on or before the first day of each month of the Term in the amount set forth on the Schedule.

            (2) Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the Operating Costs for the applicable fiscal year of the Lease, paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

            (3) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent and Operating Cost Share Rent, but including any interest for late payment of any item of Rent.

            (4) Rent as used in this Lease means Base Rent, Operating Cost Share Rent, Additional Rent, and those amounts which may be due as per section 2.A.5 below. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind, except as otherwise provided in the Lease. Landlord shall use reasonable efforts to determine Tenant's liability for Rent, within one hundred twenty (120) days after the end of the calendar year from the termination of this Lease. Landlord shall notify Tenant within such one hundred twenty (120) days of any matters which Landlord has not been able so resolve despite its reasonable efforts, and all other matters shall be deemed final.

            (5) Tenant shall pay in addition to rent, all sales, use and occupancy taxes levied by the State of Florida, or any other governmental jurisdiction having authority for the privilege of leasing or occupying the premises.

      B. Payment of Operating Cost Share Rent.

            (1) Payment of Estimated Operating Cost Share Rent. Landlord shall estimate the Operating Costs of the Project by April 1 of each fiscal year, or as soon as reasonably possible thereafter. In the event such estimate cannot be made by April 1 Landlord shall notify Tenant. Landlord may revise these estimates whenever it obtains more accurate information, on the final real estate tax assessment or tax rate for the Project.

            Within ten (10) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

            (2) Correction of Operating Cost Share Rent. Landlord shall use best efforts to deliver to Tenant a report for the previous fiscal year (the "Operating Cost Report") by April 1 of each year, setting forth (a) the actual Operating Costs incurred, (1) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within thirty (30) days after such receipt, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due.

      C. Definitions.

            (1) Included Operating Costs. "Operating Costs" means any expenses, costs and disbursements of any kind including Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall also include the costs of any capital improvements, which given all other things being equal are intended to reduce Operating Costs and those made to keep the Project in compliance with governmental requirements applicable from time to time (collectively, "Included Capital items"); provided, that the costs of any Included Capital Item shall be amortized by Landlord over the estimated useful life of such item in accordance with GAAP and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term.

            If the Project is not fully occupied during any portion of any fiscal year, Landlord may adjust (an "Equitable Adjustment") Operating Costs to equal what would have been incurred by Landlord had the Project been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

            If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant.

      (2)   Excluded Operating Costs. Operating Costs shall not include:

      (a)   costs of alterations of tenant premises;

      (b)   costs of capital improvements other than Included Capital Items;

      (c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

      (d)   real estate brokers' leasing commissions;

      (e) legal fees, space planner fees, administrative expenses and advertising expenses incurred with regard to leasing the Building or portions thereof;

      (f) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

      (g) the cost of any service furnished to any office tenant of the Project which Landlord does not make available to Tenant;

      (h)   depreciation (except on any Included Capital Items);

      (i) franchise or income taxes imposed upon Landlord, except to the extent imposed in lieu of all or any part of taxes;

      (j) costs of correcting defects in construction of the Building (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

      (k) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to
            Section 2B above;

      (l) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building;

      (m)   fines, penalties and interest; and

      (n)   see number 1 of Rider to Lease.

      (3) Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

      For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

      Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, corporate estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

      (4) Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

      (5) Fiscal Year. "Fiscal Year" means the calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

D. Computation of Base Rent and Rent Adjustments.

      (1) Prorations. If this Lease begins on a day other than the first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year.

      (2) Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest on the unpaid portion of such sum from the date due until paid at a rate of prime plus three percent (3%).

      (3) Rent Adjustments. The square footage of the Premises and the Building set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord may proportionately allocate such Operating Cost among the related fiscal years.

      (4) Books and Records. Landlord shall maintain books and records reflecting the Operating Costs in accordance with sound accounting and management practices. Tenant and its agents shall have the right to inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the ninety (90) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its agents must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Building. Unless Tenant sends to Landlord any written exception to either such report within sixty (60) days after said ninety (90) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause its independent certified public accountant or shall select and cause another firm with at least five (5) years of experience in auditing the books and records of commercial office projects to issue a report on Tenant's exception. Each party shall pay its own costs, unless Landlord's original determination of annual Operating Costs overstated the amounts thereof by more than three percent (3%), then Landlord shall pay Tenant's reasonable actual costs. Any overcharge that is determined due to Tenant shall be refunded to Tenant with interest at a rate of prime plus one percent (1%) from the date Landlord received payment from Tenant.

                   If Landlord and Tenant are unable to reach agreement within twenty-one (21) days on Operating Costs after a report is made on Tenant's exception, the parties shall select an arbitrator with at lease five (5) years of experience in commercial real estate in the county in which this Project is located. The fees of the arbitrator and the expenses of the arbitration proceeding shall be paid by the prevailing party.

            (5) Miscellaneous. So long as Tenant is in default beyond cure period of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent, either party shall pay the full amount due to the other within fifteen
      (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

      3. PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

      A. Condition of Premises. Except to the extent of the Tenant Improvements item on the Schedule, Landlord is leasing the Premises to Tenant "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises. Landlord shall cause the Premises to be completed in accordance with the Tenant Improvement Agreement attached as Appendix C.

      B. Tenant's Possession. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises was in good order, repair and condition, except as provided in a punch list or otherwise herein. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule prorated for any partial month.

      C. Maintenance. Throughout the Term, Tenant shall maintain the Premises in their condition as of the Completion Date, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Landlord shall notify Tenant prior to such work and permit Tenant thirty (30) days opportunity to cure, Tenant shall pay the cost thereof within thirty (30) days of demand therefore. (see number 11 of Rider to Lease)

      4. PROJECT SERVICES. Landlord shall furnish services as follows:

      A. Air Conditioning. During the normal business hours of 7:00 a.m. to 7:00 p.m., Monday through Friday (except for holidays), and 7:00 a.m. to 7:00 p.m. on Saturday, Landlord shall furnish (i) air conditioning such that the average temperature condition of the Premises is 74 degrees F [+2 degrees F dry bulb with 50% + 5% relative humidity] when the outdoor conditions are not above 95 degrees F dry bulb. Landlords obligations hereunder shall be diminished to the extent that Tenant adversely affects the temperature maintained by the air conditioning system by operating equipment other than normal office equipment. If Tenant installs such equipment, Landlord upon Tenant's request, may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof. The temperature condition herein described above is further conditioned based on blinds being fully lowered with slats at a forty-five degree azimuth, coincident with peak sun load, or the equivalent solar barrier; electrical load of five (5) watts (connected load) per rentable square foot and a people load of one person per one hundred seventy-five square feet. The term holidays, as referred to above shall be New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other holiday taken by tenants occupying at least one-half (l/2) of the net rentable area of office space in the Building, as announced from time to time by Landlord.

      Landlord shall furnish air conditioning at Landlord's cost after business hours if Tenant provides Landlord reasonable prior notice, and pays Landlord all then current charges for such additional air conditioning.

      B. Elevators. Landlord shall provide passenger elevator service during normal business hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of an emergency. Landlord shall provide freight elevator service at reasonable hours at Tenant's request, subject to scheduling by the Landlord and payment for the service by Tenant.

      C. Electricity. Landlord shall provide sufficient electricity to operate normal office lighting and equipment. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord. If any or all of Tenant's equipment requires electricity consumption in excess of that which is necessary to operate normal office equipment, such consumption (including consumption for computer or telephone rooms and special HVAC equipment) shall be submetered by Landlord at Tenant's expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of its submetered consumption based upon Landlord's average cost of electricity. Such Additional Rent shall be in addition to Tenant's obligations pursuant to Section 2A(2) to pay its Proportionate Share of Operating Costs.

      D. Water. Landlord shall furnish hot and cold tap water for drinking and toilet purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Tenant shall not permit water to be wasted.

      E. Janitorial Service. Landlord shall furnish janitorial service as generally provided to other tenants in the Building. (Appendix F)

      F. Interruption of Services. If any of the Building equipment or machinery ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including without limitation, any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of the Project services set forth in this Section 4 is within Landlord's reasonable control and such interruption causes the Premises to be untenantable for a period of at least five (5) consecutive business days, monthly Rent shall be thereafter abated proportionately. (see number 2 of Rider to Lease)

      G. Lighting. Landlord or its designer shall furnish, install, and replace, as required, all lighting tubes, lamps, bulbs starters, transformers and ballast's and like items in Building-standard lighting fixtures in the premises.

      H. Security Service. Landlord shall provide security service for the Building consistent with that of comparable office buildings in the vicinity, with no warranty or liability respecting the effectiveness of the service.

      5. ALTERATIONS AND REPAIRS.

      A. Landlord's Consent and Conditions. Except as otherwise provided herein, Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining

Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall pay Landlord's reasonable actual charge for review of the plans and all other items submitted by Tenant not to exceed $500.00. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) materially impacts the base structural components or systems of the Building,
(b) materially impacts any other tenant's premises, or (c) is visible from outside the Premises. (see number 3 of Rider to Lease)

      Tenant shall reimburse Landlord for reasonable actual costs incurred for review of the plans and all other items submitted by Tenant not to exceed $500.00. Except as otherwise provided in this Lease, Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 5E.

      The following requirements shall apply to all Work:

            (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord, and, at Landlord's request, security for payment of all costs.

            (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

            (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

            (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

            (5) Tenant shall perform all Work in compliance with Landlord's "Policies, Rules and Procedures for Construction Projects" in effect at the time the Work is performed.

            (6) Tenant shall permit Landlord to supervise all Work at Landlord's cost and without disturbing the Work.. Landlord may charge a supervisory fee not to exceed five percent (5%) of labor, material, and all other costs of the Work, if Landlord's employees or contractors perform the Work.

            (7) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord's "Policies, Rules and Procedures for Construction Projects".

      B. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs to the Premises itself after notice and thirty (30) days opportunity to cure. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the misuse or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

      C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. if any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within thirty (30) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such thirty (30) day period, provide Landlord adequate security for the lien or claim, or (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

      D. Ownership of Improvements. All Work as defined in this Section 5, fixed partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing.

      E. Removal at Termination. Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects shall be removed by Tenant pursuant to Section 5D provided Landlord gives notice to Tenant of such removal requirements upon Landlord's notice to Tenant of Landlord's consent or approval of same. Tenant shall repair all damage caused by the installation or removal of any of the foregoing items. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition. Notwithstanding anything contained herein, provided Tenant has notified Landlord as provided for in the Lease of improvements, and such improvements have been made in accordance with applicable government requirements at such time the improvement has been made, Tenant's liability towards restoration shall not exceed $18,476.50 exclusive of costs for removal of trade fixtures, furniture, moveable equipment, other personal property.

      6. USE OF PREMISES. Tenant shall use the Premises only for general office purposes. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises.

      If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws.

      7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project from time to time by Landlord. The present rules and regulations include, but are not limited to those that are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Building under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also Landlord's "Policies, Rules and Regulations for Construction Projects". (see number 4 of Rider to Lease)

      8. WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

      A. Waiver of Claims. To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord.

      To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents (other than Rent) or damage to property sustained by Landlord as the result of any act or omission of Tenant.

      B. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from the use of the Premises or from any other act or omission or negligence of Tenant or any of Tenant's employees, agents, guests or invitees. Tenant's obligations under this section shall survive the termination of this Lease.

      Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for damage to person or Premises or from any other act or omission or gross negligence of Landlord or any of Landlord's employees or agents. Landlord's obligations under this section shall survive the termination of this Lease.

      C. Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

            (1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

            (2) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property.
      (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident                                   $500,000
Disease--Policy Limit                           $500,000
Disease--Each Employee                          $500,000

      Tenant's insurance shall be primary and not contributory (contributory may also be referred to as excess or umbrella insurance) to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

      Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

            (1) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

            (2) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident                                   $500,000
Disease--Policy Limit                           $500,000
Disease--Each Employee                          $500,000

      Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or bound lessor shall be named as additional insured on Tenant's contractor's insurance policies.

      D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date, or at any other time required by Landlord. Each certificate will provide for thirty (30) days prior written notice of termination or cancellation to Landlord and Tenant.

      E. Landlord's Insurance. Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Building, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

      9. FIRE AND OTHER CASUALTY.

      A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds nine (9) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this Lease, and in the case of the Building, Landlord may terminate this Lease, by notice to, the other party within ten (10) days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been untenantable after the casualty.

      In the event the Premises are not tenantable within nine (9) months from the certification date of a registered architect Tenant shall have the right to terminate the Lease by providing Landlord with notice. If the Premises are tenantable within thirty (30) days of such notice, Tenant may not terminate the Lease.

      B. Restoration, If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that Tenant's negligence caused the casualty.

      10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for the taking of any kind shall be paid to Landlord. Tenant may pursue a separate award for its trade fixtures and moving expenses in connection with the taking, but only if such recovery does not reduce the awards payable to Landlord. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations, as set forth herein.

      11. RIGHTS RESERVED TO LANDLORD.

      Landlord may exercise at any time any of the following rights on prior written notice respecting the operation of the Project without liability to the Tenant of any kind:

      A. Names. To change the name or street address of the Building or the suite number(s) of the Premises.

      B. Signs. To install and maintain any signs on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building. No sign shall be installed or maintained on the exterior or interior of the building without Landlord's prior approval. (see number 16 of Rider to Lease)

      C. Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

      D. Key. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt.

      E. Access. To have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

      F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

      G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

      H. Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

      I. Relocation of Tenant. Intentionally omitted.

      J. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

      K. Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Building. (see number 5 of Rider to Lease) Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

      L. Landlord's Assets. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease, unless such default is thereby cured.

      M. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

      N. Other Actions To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building.

      12. TENANT'S DEFAULT

      Any of the following shall constitute a default by Tenant:

      A. Rent Default. Tenant fails to pay any Rent when due and fails to cure such default within seven (7) days after notice thereof.

      B. Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations beyond any applicable cure period under Section 17 Assignment and Sublease or Section 28 Hazardous Substances;

      C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and, in the case of only the first two (2) such failures in any twelve (12) month period, this failure continues for twenty (20) days after written notice from Landlord, except that if Tenant begins to cure its failure within the twenty (20) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the twenty (20) day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

      D. Credit Default. One of the following credit defaults occurs:

            (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

            (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

            (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest and the same is not removed or bonded within thirty (30) days.

      E. Vacation or Abandonment Default. Tenant vacates or abandons the Premises, and fails to pay Rent when due.

      13. LANDLORD REMEDIES.

      A. Accelerate Rent. Landlord may accelerate rent, discounted to present value at a rate of prime due hereunder and may also at its option proceed with any and all of its remedies provided by this lease. Landlord shall use best efforts to mitigate damages.

      B. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

      C. Lease Termination Damages. If Landlord terminates the Lease, Tenant shall pay to Landlord a sum equal to all rent accrued up to and including the date of termination, plus Landlord's reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account anticipated vacancy prior to reletting, reletting expenses and market concessions, both discounted to present value at the rate often percent (10%) per annum. All such amounts shall be then immediately due and payable upon the termination. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting (taking into account vacancy prior to reletting and any reletting expenses or any concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting.

      D. Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

      E. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgement. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

      F. Waiver of Trial By Jury. Each party waives trial by jury in the event of any legal proceeding brought by the other in connection with this Lease. Each party shall bring any action against the other in connection with this Lease in a federal, state, or county court located in Palm Beach County, Florida, consents to the jurisdiction of such courts, and waives any right to have any proceeding transferred from such courts on the ground of improper venue or inconvenient forum.

      G. Litigation Costs, Tenant shall pay Landlord's reasonable attorneys' fees, appellate fees and other costs in enforcing this Lease, whether or not suit is filed.

      14. SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

      15. HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent, Operating Cost Share Rent and Tax Share Rent at 150% the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

      16. SUBORDINATION TO GROUND LEASES AND MORTGAGES.

      A. Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) business days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Any mortgagee has the right, at its option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant. (see number 6 of Rider to Lease)

      B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) business days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn. (see number 7 of Rider to Lease)

      C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

      D. Notice and Right to Cure. The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, ground lessor or mortgagee shall have the same time allocated to Landlord to cure such default.

      E. Definitions. As used in this Section 16, "mortgage" shall include "deed of trust" and/or "trust deed" and "mortgagee" shall include "beneficiary" and/or "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser" at a foreclosure sale shall include, in each case, all of its successors and assigns, however remote.

      17. ASSIGNMENT AND SUBLEASE.

      A. In General. Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting, not to exceed $500.00. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet the Premises in its entirety any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein.

      B. Landlord's Consent. Landlord will not unreasonably withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default beyond any applicable notice and cure period under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Project, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a government entity. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

      C. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, a signed term sheet, or an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

      D. Change of Management or Ownership. Intentionally omitted.

      E. Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rats portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such net excess within thirty (30) days of receipt (excluding brokerage commissions and all reasonable leasing costs).

      F. Recapture. Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of assignment or subletting, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease. (see number 8 of Rider to Lease)

      18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

      19. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) business days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested.

      20. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date of this Lease, security for the performance of all of its obligations in the amount set forth on the Schedule. If Tenant defaults after applicable notice and cure periods expire, under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the deposit is used, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

      If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

      21. FORCE MAJEURE. Either party shall not be in default under this Lease to the extent that such party is unable to perform any of its obligations (exclusive of monetary) on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond its reasonable control ("Force Majeure").

      22. TENANT'S PERSONAL PROPERTY AND FIXTURES. Intentionally omitted.

      23. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

      A.    Landlord. To Landlord as follows:

            CDR Federal, L.L.C.
            c/o CDR Realty, L.L.C.
            2424 North Federal Highway, Suite 159
            Boca Raton, Florida 33431
            Attn: Vice President/Director of Operations

or to such other person at such other address as Landlord may designate by notice to Tenant.

      B.    Tenant. To Tenant as follows:

            Mercator Software, Inc.
            45 Danbury Road
            Wilton, CT 06897
            Attn: Bishop Nowotnik
            with a copy to:
            Mercator Software, Inc.
            45 Danbury Road
            Wilton, CT 06897
            Attn: Gerald Klein

or to such other person at such other address as Tenant may designate by notice to Landlord.

      Mailed notices shall be sent by United States certified or registered mail, return receipt requested or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

      24. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease within any applicable cure period, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

      25. REAL ESTATE BROKER. Tenant and Landlord represent that they have not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant and Landlord shall indemnify and defend each other against any claims by any other broker or third party for any payment of any kind in connection with this Lease.

      26. MISCELLANEOUS.

      A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

      B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand, or are due in advance (such as Base Rent), Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten days of Tenant's receipt of Landlord's statement.

      C. Meaning of "Landlord", "Re-Entry, "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

      D. Time of the Essence. Time is of the essence of each provision of this Lease.

      E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

      F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

      G. Governing Law. This Lease shall be governed in all respects by the laws of the county in which the Project is located, without regard to the principles of conflicts of laws.

      H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

      I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

      J. Landlord's Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord promptly begins to cure the breach and diligently pursues such cure to its completion. (see number 9 of Rider to Lease)

      K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

      L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

      M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

      N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

      0. Landlord's Title. Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

      P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

      Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

      R. No Recording by Tenant. Intentionally omitted.

      S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

      T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

      U. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

      V. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

      W. Building-Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

      X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within ten (10) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the unpaid amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in Section 2D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

      Y. Tenant's Financial Statements. Intentionally omitted.

      27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

      28. HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. "Hazardous Substances" include those hazardous substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws. If any lender or governmental agency shall require testing solely as a result of Tenant's use for Hazardous Substances in the Premises, Tenant shall pay for such testing. Landlord shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged, or disposed of in or near the Project.

      29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder. (see number 10 of Rider to Lease)

      30. RADON GAS. Radon is naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. This section of the lease has been inserted to comply with
Section 404.056 97 Florida statutes.

      31. RIGHT OF FIRST OFFER. Subject to Subsection B below, and subject to any expansion or renewal options of any current tenant in the Building (a "Prior Tenant"), or the right of Landlord to extend the Lease of any current tenant in the Building, Landlord hereby grants to Tenant a one time right of first offer for Suite 200 of the Building (the "ROFO Space"), to be exercised in accordance with Subsection A below.

      A. If the ROFO Space becomes available for lease to anyone other than a Prior Tenant, Landlord shall so notify Tenant ("Landlord's ROFO Notice"). Landlord's ROFO Notice may be given up to six (6) months in advance of such availability and shall contain the terms upon which Landlord intends to offer the ROFO Space for lease to the market. Landlord's ROFO Notice shall provide for Base Rent at 95% of fair market rent. Tenant shall notify Landlord within ten
(10) days of receipt of Landlord's ROFO Notice whether it desires to lease the ROFO Space on the terms set forth in Landlord's ROFO Notice. If Tenant does not notify Landlord within said 10-day period that it will lease the ROFO Space, Tenant shall be deemed to have refused the ROFO Space. After any refusal, Tenant shall have no further right of first offer for such ROFO Space and Landlord shall be free to lease such space to any party for any term and upon any terms it desires. If Tenant exercises its right of first offer with respect to the ROFO Space, such space shall be added to the Premises for all purposes of this lease for the remaining Term of the Lease (but in no event less than five (5) years) on (a) the terms specified in Landlord's ROFO Notice, and (b) the terms of this Lease to the extent that they do not conflict with the terms specified in Landlord's ROFO Notice, except that the terms of Landlord's ROFO Notice shall not apply during any Renewal Term, and instead, the terms of the Lease applying to the remainder of the Premises during the Renewal Term shall also apply to the ROFO Space.

      B. Tenant's right of first offer is subject to the conditions that: (i) on the date that Tenant delivers its notice exercising its right of first offer, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned the Lease, or sublet any portion of the Premises under a sublease which is in effect at any time during the period commencing with Tenant's delivery of its notice and ending on the date the ROFO Space is added to the Premises.

      C. Promptly after Tenant's exercise of its right of first offer, Landlord shall execute and deliver to Tenant an amendment to the Lease to reflect changes in the Premises, Base Rent, Tenant's Proportionate Share and any other appropriate terms changed by the addition of the ROFO Space. Within 5 days thereafter, Tenant shall execute and return the amendment. (see number 17 of Rider to Lease)

      32. PRIOR AGREEMENTS. Upon the full execution of this Lease all other leases, amendments and agreements shall expire as if the Termination Date of such documents was January 31, 2001. The only remaining obligation by Landlord towards any prior agreements shall be the Landlord's Contribution ($152,630.00) for suites 100 and 259.

      Landlord and Tenant have carefully read and reviewed this Lease and each term and provision contained herein (inclusive of any Rider, Guaranty, and exhibits attached hereto), and by execution of this Lease, show their informed and voluntary consent thereto. The parties hereby agree that at the time this Lease is executed, the terms of this lease are commercially reasonable and effectuate the intent and purpose of Landlord and Tenant with respect to the Premises.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease.

/s/ [Illegible]                 LANDLORD: CDR Federal, L.L.C., a Limited
-------------------------                 Liability Corporation
Witness
                                By: /s/ [Illegible]
                                    -------------------------------------
                                Title: VICE PRESIDENT
                                       ----------------------------------
                                Date: January 31, 2001
                                      -----------------------------------

/s/ [Illegible]
-------------------------
Witness


/s/ [Illegible]                 TENANT: Mercator Software, Inc., a Delaware
-------------------------               Corporation
Witness
                                By: /s/ [Illegible]
                                    -------------------------------------
                                Title: SECRETARY
                                       ----------------------------------
                                Date: 1/29/01
                                      -----------------------------------

/s/ [Illegible]
-------------------------
Witness

                                      RIDER

                         To the Lease Agreement between

                               CDR Federal, L.L.C.
                    a Limited Liability Company, as Landlord

                                       and

                            Mercator Software, Inc.,
                        a Delaware Corporation, as Tenant

                       made this 31st day of January, 2001

1. Operating Costs Exclusions: Notwithstanding the foregoing, Operating Costs shall not include:

      (i)   ground or underlying lease rental payments;

      (ii) costs incurred in the event any portion of the Building is made untenantable by fire, earthquake, storm or other casualty or by exercise of rights of eminent domain or other cause, or to perform repairs or other work occasioned by loss or damage due to fire, windstorm, earthquake, earth movement, flooding or other casualty, or by exercise of rights of eminent domain or other cause, whether or not paid for by insurance or condemnation proceeds;

      (iii) any management fees exceeding four percent (4%) of gross receipts

      (iv) salaries or other compensation paid to personnel not involved in the day-to-day operations or management of the Building, and pension plans, fringe benefits, medical insurance, group life and disability insurance, general welfare benefits, union contributions, payroll taxes and other related Operating Costs in connection with the persons identified in this paragraph (iv), and other salaries and benefits to the extent otherwise customarily included in or covered by a management fee or not paid or charged by landlords in connection with the management of comparable buildings;

      (v)   contributions to any organizations, whether political or charitable;

      (vi) reserves, including reserves for capital items, bad debts, or rental losses, or for future Operating Costs;

      (vii) costs of goods and/or services supplied by Landlord or by subsidiaries or affiliates of Landlord (including overhead and/or profit charged in connection therewith), to the extent that the resulting cost of such goods and/or services exceeds the cost of similar goods and services in comparable buildings when rendered by unaffiliated third parties on a competitive basis;

     (viii) rentals and other related costs incurred in leasing items the cost of which would be excluded from Operating Costs, except for equipment used for making repairs or keeping permanent systems in operation while repairs are being made;

      (ix) costs, including, without limitation, costs of investigation, monitoring, removal or remediation, arising from the presence of hazardous substances in or about the building project, including, without limitation, in the soil or ground water;

      (x)   capital costs for sculpture, paintings or other art objects;

      (xi) Landlord's general overhead and general and administrative expenses except those costs incurred in the day-to-day management or operation of the Building;

      (xii) rent for any office space occupied by building management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of offices space occupied by management personnel of comparable buildings;

     (xiii) costs associated with the operation of the partnership or other entity which constitutes Landlord, as distinguished from costs of operation of the Building, including accounting and legal costs, costs of defending lawsuits with any mortgagee, and costs of selling, syndicating, financing, mortgaging or hypothecating any ownership interest in Landlord, or any of Landlord's interests in the Building;

      (xiv) costs incurred by Landlord in connection with any audit of Operating Costs;

      (xv)  travel or entertainment expenses;

      Since one of the purposes of Operating Costs is to allow Landlord to require Tenant to pay the actual costs attributable to Tenant's use and occupancy of the premises, Landlord agrees that (i) Landlord will not collect or be entitled to collect from Tenant with respect to Operating Costs, an amount greater than the Tenant's proportionate share of the Operating Costs actually paid by Landlord in connection with the operation of the Building and (ii) Landlord shall reduce the amount of Operating Costs by any refund or discount Landlord receives in connection with any costs or expenditures previously included in Operating Costs. To the limited extent that a cost is not specifically excluded as a component of Operating Costs in the definition of "Operating Costs," whether such expense shall be treated as an Expense shall be determined in accordance with generally accepted accounting principles, consistently applied.

2.    Abatement.

      A. "Abatement Event" shall mean any of the following, provided same substantially interferes with Tenant's use of the Premises and Tenant as a result thereof vacates all, or a portion of the Premises because Tenant can no longer use same for its business purposes:

            (i) any repair, maintenance, alteration or other work by Landlord done or not done in or about the Premises to the extent Landlord is liable;

            (ii) any default beyond the applicable cure period by Landlord under this Lease;

            (iii) the presence of any hazardous materials in violation of
                  Environmental Laws in or at the Premises not caused by Tenant;

            (iv) the interruption of any access to the Premises or utility service to the extent such interruption is caused by Landlord, through no fault of Tenant.

      B. If an Abatement Event occurs and continues for three (3) consecutive business days, all fixed amount rent, additional rent and any other charges due hereunder shall abate from the date the Abatement Event first occurred until its cessation. In the event of an Abatement Event that renders only part of the Premises unusable, the abatement shall be calculated by multiplying the base rent and any additional rent by the proportion that the square footage of the portion of the Premises so affected bears to the square footage of the entire Premises, provided, however, if the interference is to Tenant's use of the Premises and is such that the unaffected portion of the Premises, if any, is not sufficient to allow Tenant to conduct effectively its business from such portion, the said base rent, additional rent and any other charges due hereunder shall totally abate until such interference ceases.

3. Alterations. Such consent for alterations shall not be required by Landlord if such improvements (a) are nonstructural in nature, (b) would not affect the Building systems outside of the premises, (c) would not require Tenant to obtain a building permit, or (d) would not cost in excess of $100,000.00 provided that Tenant gives prior written notice to Landlord of such work. Notwithstanding anything to the contrary all alterations must be done to comply with Construction Rules and Regulations (Appendix G).

4. Compliance with Laws. Landlord to the best of their knowledge represents that the Premises is in compliance with all material laws, ordinances, rules, regulations, requirements and directives of federal, state and municipal government entities. Landlord shall make, at Landlord's expense, all structural changes, changes to the roof, foundation, common areas and parking areas, and changes to the base building equipment and systems serving the Building in compliance with material laws, ordinances, rules, regulations, requirements and directives of federal, state and municipal government entities.

5. Interruption. Landlord shall exercise all reasonable efforts to minimize inconvenience to Tenant in connection therewith.

6. Subordination. If Landlord elects not to request such subordination, non-disturbance and attornment agreement or fails to obtain such subordination, non-disturbance and attornment agreement, then this Lease shall not be subject and subordinate to such mortgage or ground lease.

      Landlord agrees that neither the foreclosure of mortgage, or the institution of any suit, action, summary or other proceeding against the Landlord, or any successor to the Landlord, nor any foreclosure brought by any of Landlord's mortgagees to recover possession of the Premises covered thereby, shall by operation of law or otherwise result in cancellation or termination of this Lease or the obligations of the Tenant hereunder.

7. Attornment. Upon Tenant's attornment to a successor landlord, this Lease shall continue in full force and effect as a direct lease between the successor in interest to Landlord ("Successor Landlord") and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease.

8. Transfers. Notwithstanding anything to the contrary in this Lease, Tenant may permit any corporation or other business entities into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred or which, directly or indirectly, control, are controlled by, or are under common control with Tenant (herein referred to as a Related Entity") to sublet all or part of the Premises for any of the purposes permitted to Tenant, or receive an assignment of this Lease provided that (i) Tenant shall not be in default in the performance of any of its obligations under this Lease beyond the expiration of applicable notice and cure periods and (ii) prior to such subletting or assignment, Tenant furnishes Landlord with the name of any such Related Entity, together with a certification of Tenant, and such other proof as Landlord may reasonably request, that such subtenant/assignee is a Related Entity of Tenant. For the purposes hereof, "control" shall be deemed to mean direct or indirect ownership of not less than a majority of all of the voting stock of such corporation or a majority of the legal and equitable interest in any other business entities, or the power to direct the operation or management of such corporation or entity, by contract or otherwise. The transfer of the outstanding capital stock of Tenant, or the stock of any entity controlling Tenant, through the "over-the-counter market" or through any U.S. or foreign recognized stock exchange, shall not be deemed an assignment or sublet of this Lease.

9. Self Help. Tenant shall have the right to make such repairs which are required to be made by Landlord under the terms of this Lease on behalf of Landlord, and to be reimbursed by Landlord for the reasonable actual cost thereof, if Landlord fails to make such repairs pursuant to subsection (a) below.

      (a) Landlord agrees to make repairs as required under the terms of this Lease and as follows:

            (i) If Landlord fails to undertake and commence the repairs required under this Lease, Tenant shall immediately notify Landlord in writing of the required and outstanding repairs.

            (ii) Landlord shall undertake and commence the required repairs within ten (10) days after receipt of written notice from Tenant and shall make all diligent efforts to complete such repairs in a timely manner.

            (iii) Anything in this Lease to the contrary notwithstanding,
                  Landlord agrees that in the event of an emergency which:

                  (a) poses the threat of imminent, severe damage to Tenant, Tenant's employees, Tenant's business or Tenant's property; and

                  (b) necessitates prompt maintenance, repair, or replacement of items which are otherwise required by this Lease to be maintained, repaired, or replaced by Landlord,

                  then Tenant may at its option proceed forthwith to make repairs. Tenant shall notify Landlord as expeditiously as possible of each emergency.

      (b) If Landlord fails to reimburse Tenant for such repair costs incurred by Tenant within ten (10) days after written request from Tenant therefore (which request must be supported by paid receipts), Tenant may deduct the cost thereof from the rent otherwise payable hereunder.

10. Indemnity. In no event shall any trustee, advisor, beneficiary, director, officer or employee (collectively, the "Tenant's Parties"), be liable for the performance of Tenant's obligations under this Lease. Landlord shall look solely to Tenant to enforce Tenant's obligations hereunder and shall not seek any damages against any of the Tenant's parties.

11. Maintenance and Repair. Landlord covenants to keep in good order, repair and condition and make all necessary repairs and replacements to: (i) all structural portions of the Building; (ii) all exterior portions of the Building; (iii) any part of the Building, if necessitated by Landlord's negligence; (iv) to the extend not the obligation of a utility company, all utility lines, pipes, ducts, conduits and the like in the building which serve the Premises, or inside the Premises if such utility lines, pipes, ducts, conduits and the like which run through the Premises and service all parts of the Building other than the Premises; and (v) all work required to keep the Premises watertight (for example, the roof, gutters and downspouts). Tenant covenants to keep in good order, repair and condition and make all necessary repairs and replacements to all utility lines, pipes, ducts, conduits and the like (to the extent they are within the Premises) that specifically service the Premises, and are not for the common systems of the Project.

12. Utility Connections. Tenant shall have the right to connect with any telephone, telex and/or any other company's service supplying data information over telephone lines without interference from the Landlord. Tenant to the extent excess capacity or capabilities exist shall have the right to use all electrical and plumbing risers and branch work located in the Building for purposes of connecting its systems so long as it does not materially impact services to other tenants or services to the common areas. Landlord represents to the best of its knowledge that the current life/safety system, including, without limitation, the sprinkler system in the Premises is in material compliance with law for purposes of an office use in the Premise.

13. Approvals. All approvals or consents required by either party pursuant to this Lease shall not be unreasonably withheld, conditioned or delayed.

14. Satellite Dishes. During the term of this Lease, Tenant, at its sole cost and expense, shall have the right to install, maintain, use, repair and replace satellite antennas and related equipment and cabling on the roof of the Building in a location mutually agreeable to Landlord and Tenant, provided however, the location must be one where the satellite antennas can transmit and receive without interference. Tenant shall also have the right to install, maintain, use, repair and replace cabling for the satellite antennas through the chases and shafts of the Building. Upon the expiration or earlier termination of this Lease, Tenant shall remove all satellite antennas from the roof and repair any punctures to the roof. Any work associated with the installation of any satellite dish or antenna must also fully comply with all governmental regulations.

15.   Compliance with Environmental Laws. Intentionally omitted.

16. Signage. If Tenant leases at least 30,000 rentable square feet in the Building and is the single largest Tenant in the Building, upon written request to Landlord, Tenant, at Tenant's cost, shall have the right to install a sign on the building to reflect its corporate identity, provided that the design, dimension, construction and location of such signage shall be in compliance with all applicable laws, is acceptable to Landlord, and does not conflict with any rights previously granted to existing tenants. Tenant shall be responsible for paying all utility charges associated with such signage. Tenant shall be entitled, at Tenant's cost, to proportional signage on any sign monument at the Building. Tenant, at Tenant's cost, shall be entitled to install its reasonably acceptable custom signage displays at each of its suite entrances, subject to Landlord's review and approval.

17. ROFO Space. If Tenant refuses the ROFO Space, then Landlord may at any time thereafter lease such ROFO Space to any other party on such terms as Landlord may desire; provided, however, if Landlord desires to lease the ROFO Space on materially less favorable economic terms than those contained in the ROFO Space Notice previously given for such ROFO Space, then Landlord shall reoffer the ROFO Space to Tenant on such materially less favorable economic terms. A decrease of 10% in the Base Rent payable for such ROFO Space shall be deemed to be a "materially less favorable economic term" for purposes of this Section. If Tenant fails to lease the ROFO Space after receiving such reoffer, then Landlord may within six (6) months, thereafter lease the ROFO Space to any other party on the same terms contained in such reoffer. If Landlord fails to lease the ROFO Space to another party within such 6-month period, then Tenant shall once again have the option to lease the ROFO Space pursuant to this Section.

      If Landlord receives an offer from a third party to lease the ROFO Space that Landlord desires to accept at a time when the ROFO Space is not listed for lease with a real estate broker or otherwise being offered for lease to third parties (an "Unsolicited Offer"), then Landlord shall give Tenant written notice of such Unsolicited Offer, prior to accepting the same. If Tenant gives Landlord written notice that Tenant agrees to lease the ROFO Space on all of the same terms as are contained in the Unsolicited Offer within ten (10) days after receiving the Unsolicited Offer Notice, then Landlord shall lease the ROFO Space to Tenant on the same terms as the Unsolicited Offer. If Tenant fails to lease the ROFO Space in accordance with the terms of the Unsolicited Offer and Landlord desires to lease the ROFO Space on materially less favorable economic terms than those contained in the Unsolicited Offer, then Landlord shall reoffer the ROFO Space for lease to Tenant in writing on such materially less favorable economic terms and Tenant shall have ten (10) business days within which to accept such reoffer. If Tenant fails to lease the ROFO Space in accordance with this Section, then Landlord may within six (6) months thereafter lease the ROFO Space to any other party on the same terms or terms that are not materially less favorable economic terms than those contained in such reoffer. If Landlord fails to lease the ROFO Space to another party within such 6-month period, then Tenant shall once again have the option to lease the ROFO Space pursuant to this Section.

/s/ Ed Steinhardt               LANDLORD: CDR Federal, L.L.C., a Limited
-------------------------                 Liability Corporation
Witness
                                By: /s/ Richard Werber
                                    -------------------------------------
                                Title: VICE PRESIDENT
                                       ----------------------------------
                                Date: January 31, 2001
                                      -----------------------------------
/s/ Sharon Infantino
-------------------------
Witness


/s/ Ellen Bochanis              TENANT: Mercator Software, Inc., a Delaware
-------------------------               Corporation
Witness
                                By: /s/ Gerald E. Klein
                                    -------------------------------------
                                Title: SECRETARY
                                       ----------------------------------
                                Date: January 29, 2001
                                      -----------------------------------
/s/ Bishop Nowotnik
-------------------------
Witness

                                  APPENDIX A

                             PLAN OF THE PREMISES

                             [FLOOR PLAN OMITTED]

                                  APPENDIX A

                             [FLOOR PLAN OMITTED]

                                  APPENDIX A

                             [FLOOR PLAN OMITTED]

                                  APPENDIX A

                             [FLOOR PLAN OMITTED]

                                  APPENDIX A

                             [FLOOR PLAN OMITTED]

                                   APPENDIX B

                            RULES AND REGULATIONS

      1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

      2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.

      3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

      4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

      5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

      6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

      7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

      8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

      9. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

      In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

      10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

      11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

      12. Tenant shall cause all doors to the Premises to be closed and securely locked and shall turn off all utilities, lights and machines before leaving the Project at the end of the day.

      13. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

      14. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

      15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

      16. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

      17. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

      18. No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

      19. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

      Accordingly:

            (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

            (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

            (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

      20. Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

      21. Tenant shall not disturb the quiet enjoyment of any other tenant.

      22. Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

      23. Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.

      24. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

      25. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

      26. Tenant shall not install or operate any phonograph, musical or sound-producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

      27. Tenant shall promptly remove all rubbish and waste from the Premises.

      28. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

      29. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy of such list to Landlord and procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.

      30. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

      31. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord.

      32. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance.

      33. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

      34. The Landlord reserves the right to rescind, alter, waive, or add to any rule or regulation at any time prescribed for the Building when, in its judgement, it deems it necessary, desirable or proper for its best interest and for the best interest of the Tenants, and no alteration or waiver of any rule or regulation in favor of one Tenant shall operate as an alteration or waiver in favor of any other Tenant. The Landlord shall not be responsible to any Tenant for the non-observance or violation by any other Tenant of any of the rules and regulations at any time prescribed for the Building. Provided any new rule is not inconsistent with the terms of the lease except with the consent of the Tenant

                                  APPENDIX C

                         TENANT IMPROVEMENT AGREEMENT

      1. INITIAL IMPROVEMENTS. Landlord shall cause to be performed the improvements (the "Initial Improvements") in the Premises in accordance with plans and specifications approved by Tenant and Landlord (the "Plans"), which approvals shall not be unreasonably withheld, The Initial Improvements shall be performed at the Tenant's cost, subject to the Landlord's Contribution (hereinafter defined).

      Tenant shall cause the Plans to be prepared, at Tenant's cost, by a registered professional architect, and mechanical and electrical engineer(s). Such engineer(s) shall be approved in advance by the Landlord. Tenant shall furnish the initial draft of the Plans to Landlord for Landlord's review and approval. Landlord shall within one (1) week after receipt either provide comments to such Plans or approve the same. Landlord shall be deemed to have approved such Plans if it does not timely provide comments on such Plans. If Landlord provides Tenant with comments to the initial draft of the Plans, Tenant shall provide revised Plans to Landlord incorporating Landlord's comments within two weeks after receipt of Landlord's comments. Landlord shall within one week after receipt then either provide comments to such revised Plans or approve such Plans. Landlord shall be deemed to have approved such revised Plans if Landlord does not timely provide comments on such Plans. The process described above shall be repeated, if necessary, until the Plans have been finally approved by Landlord. Tenant hereby agrees that the Plans for the Initial Improvements shall comply with all applicable Governmental Requirements. Landlord's approval of any of the Plans (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Initial Improvements or the compliance of such Initial Improvements or the Plans with applicable Governmental Requirements.

      Landlord, with consultation of Tenant, shall select a contractor to perform the construction of the Initial Improvements. Landlord shall use commercially reasonable efforts to cause the Initial Improvements to be substantially completed, within sixty (60) days upon the issuance of all necessary permits provided Landlord has full accessibility to the Premises, except for minor "Punch List" items, which Landlord shall use commercially reasonable efforts to complete within thirty (30) days. Subject to Tenant Delay (as defined in Section 4 hereof) and Force Majeure in the event the Initial Improvements and Punch List items are not completed within such time periods as indicated above, Tenant shall be entitled to a Rent credit equal to one day for every day beyond such applicable time period. The Rent credit shall be calculated based upon the ratio of the square footage of Suites 201 and 205 combined compared to the entire square footage of the Premises.

      Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Initial Improvements and the Change Orders (hereinafter defined). Such project management services shall be performed, at Tenant's cost, for a fee of five percent (5%) of all costs related to the preparation of the Plans and the construction of the Initial Improvements and the Change Orders.

      2. CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders" to the Premises in addition to, revision of, or substitution for the Initial Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all Change Orders, subject to Landlord's Contribution.

      3. LANDLORD'S CONTRIBUTION. Landlord shall contribute Tenant Improvements of up to $9.00 per rentable square foot for Suites 201 and 205 an amount not to exceed $66,663.00 ("Landlord's Contribution") toward the costs incurred for the Initial Improvements and Change Orders. Any such amounts not expended for these suites can be applied towards improvements in any other suites. Landlord has no obligation to pay for costs of the Initial Improvements or Change Orders in excess of Landlord's Contribution. If the cost of the Initial Improvements and/or Change Orders exceeds the Landlord's Contribution, Tenant shall pay such overage to Landlord prior to commencement of construction of the Initial Improvements and/or Change Orders.

      4. COMMENCEMENT DATE DELAY. Commencement Date shall be delayed until the Initial Improvements have been substantially completed (the "Completion Date"), except to the extent that the delay shall be caused by any one or more of the following (a "Tenant Delay"):

      (a) Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

      (b) Contractor's performance of any Change Orders requested by Tenant that actually cause a delay; or

      (c) Tenant's request for materials, finishes or installations requiring unusually long lead times; or

      (d) Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

      (e) Tenant's delay in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from the Landlord; or

      (f) Tenant's delay in making payments to Landlord for costs of the Initial Improvements and/or Change Orders in excess of the Landlord's Contribution; or

      (g) Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons that actually cause a delay.

      If the Commencement Date is delayed for any reason, then Landlord shall cause Landlord's Architect to certify the date on which the Initial Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay. Any Tenant Delay will be offset to the extent there is any other act or omission by Landlord, its agents, contractors or persons employed by any such persons that actually cause a delay.

      5. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord at its discretion may permit Tenant and its agents to enter the Premises prior to the Commencement Date to prepare the Premises for Tenant's use and occupancy. Any such permission shall constitute a license only, conditioned upon Tenant's:

      (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

      (b) obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security satisfactory to Landlord for the completion thereof, and (ii) the contractor's affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

      (c) furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.

      Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours' written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease.

      6. MISCELLANEOUS. Terms used in this Appendix C shall have the meanings assigned to them in the Lease except for the term Premises, which shall be construed to be suites 201 and 205. The terms of this Appendix C are subject to the terms of the Lease.

                                   APPENDIX D

                   MORTGAGES CURRENTLY AFFECTING THE PROJECT

                                Non-Applicable.

                                   APPENDIX E

                         COMMENCEMENT DATE CONFIRMATION

Landlord: CDR Federal, L.L.C., a Limited Liability Corporation

Tenant: Mercator Software Inc.

      This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of January 31, 2001, (the "Lease") for certain premises known as Suite 250 in the building commonly known as Peninsula Plaza (the "Premises'). This Confirmation is made pursuant to Item 9 of the Schedule to the Lease.

      1. Lease Commencement Date. Termination Date. Landlord and Tenant hereby agree that the Commencement Date of the Lease is February 1, 2001, and the Termination Date of the Lease is January 31, 2006.

      2. Acceptance of Premises. Tenant has inspected the Premises and affirms that the Premises is acceptable in all respects in its current "as is" condition, subject to Punch List items.

      3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

                              TENANT:

                              Mercator Software Inc. a Delaware Corporation

                              By: /s/ Gerald E. Klein
                                 --------------------------------
                              Gerald E. Klein
                              Secretary

                                   APPENDIX F

                           JANITORIAL SPECIFICATIONS

A.     Tenant Occupied Areas:

1.    Daily
      a)    Empty and wipe clean all ashtrays.
      b)    Empty all waste baskets and reline with approved liner as necessary.
      c)    Remove all waste to designated area.
      d) Dust all horizontal surfaces including furniture, files, equipment, blinds and louvers that can be reached without a ladder. Paper shall not be disturbed on desks.
      e)    Clean all glass furniture tops.
      f)    Vacuum all carpets.
      g) Sweep and damp mop all non-carpeted areas to produce a thoroughly clean appearance.
      h) Damp wipe and clean all counters and tops of appliances in kitchen areas. Dust thoroughly.
      i)    Thoroughly clean and polish all water coolers and fountains.
      j)    Windows shall remain closed and locked.
      k) Venetian blinds shall remain in the position found or adjusted as requested.
      l)    Spot clean all carpeting, report areas cleaned to Owner/Management.
      m)    Damp wipe all telephones including dials and crevices.

2.    Weekly
      a) Detail vacuum all carpets, including under moveable furniture, with particular attention to edges.
      b) Clean all window frames, sills, chair rails, convector tops, picture frames, or frames of wall hangings.
      c)    Vacuum all upholstered furniture and wipe legs to remove dust.
      d)    High dust.
      e)    Clean all baseboards.

3.    As Necessary - Minimum Monthly
      a) Clean doors, door frames, walls, mill work, file cabinets, name plates, and switch plates to remove fingerprints, spills, and other markings.
      b)    Clean all interior partition glass windows and entrance doors.
      c)    Clean all metal trim work.
      d) Maintain all composition hard surface floors to ensure a scuff-free high gloss, clean appearance.
      e)    Thoroughly dust all window blinds monthly.
      f)    Clean all lighting and ventilation fixtures monthly.

4.    Other
      a) Remove all recyclable materials to designated areas as specified by Owner/Management.
      b) Lights shall be turned off and doors locked unless specifically designated otherwise.
      c)    Wash waste receptacles as designated by Owner/Management.
      d) Clean inside of closets, including shelving upon request of Owner/Management.
      e) Perform work designated by Owner/Management to ensure standard desired.

                                   APPENDIX G

                                 PENINSULA PLAZA
                       CONSTRUCTION RULES AND REGULATIONS

THIS DOCUMENT MUST BE EXECUTED PRIOR TO THE COMMENCEMENT OF ANY CONSTRUCTION.

I. CONSTRUCTION PROCESS

      A. All building permit applications and related construction documents must be reviewed and approved in writing by Building Management prior to commencement of work, without exception.

      B. Building Management reserves the right to restrict subcontractor selection for any trade performing work in the building. A pre-qualification statement must be submitted to Building Management for subcontractors who have not performed at Peninsula Plaza within the last two (2) years or on jobs of comparable size and dollar value.

      C. The contractor shall complete work without disruption from labor disputes and in harmony with other trades and union affiliations.

      D. Record of As-built drawings and Certificate of Occupancy must be submitted within 30 days of the completion of the project.

      E. THESE RULES MUST BE POSTED ON JOB SITE.

II. CONSTRUCTION RULES AND REGULATIONS

Normal business hours are Monday - Friday 8:00 am to 6:00 pm and Saturday 8:00 am to 1:00 pm.

1. The following work must be done at times other than normal business hours (Unless prior written authorization is received from Building Management).

      a. Demolition

      b. Drilling / Coring for electrical/telephone floor outlets (allowed until 8:00 am).

      c. Oil-based or any odor creating painting (Latex paint work allowed).

      d. Shooting of studs into deck for mechanical fastening devices (allowed until 8:00 am).

      e. Drilling into deck for mechanical fastening devices (allowed until 8:00 am).

      f. Repairs for any damage resulting from coring and/or drilling into deck shall be the sole responsibility of contractor. Should damage occur to Fire/Life Safety system, ATECH will assess extent of damages and perform the required repairs.

      g. Testing of life safety system and sprinkler tie-ins.

2. Dollies and carts should be fitted with rubber wheels and are not permitted in Main Lobby at any time.

3. Dragging of ladders, dropping of material is to be avoided when possible.

4. The contractor must submit a written request to the Building Management office in order to schedule the services listed below. One week advance notice is required for approval. Emergency service may be provided with 24 hours notice.

      a. Freight elevator usage if use exceeds 1/2 hour.

      b. Sprinkler/life safety shutdown.

      c. HVAC shutdown (After Hours Only).

      d. Access to site after normal business hours.

      e. Major deliveries.

      f. Trash removal operation.

      g. Security detail.

      h. Any work/activity not noted above or performed during non-business hours.

5. Trade persons are not allowed on passenger elevators or in LOBBY. The freight elevator must be used at all times to access or egress the work area. Construction workers should not use the emergency stairwells to access other floors unless an emergency situation arises.

6. Demolition

      a. Contractor must use hard plastic hampers to transport demolition debris from work floor to dumpster.

      b. Freight elevator(s) must be kept clean.

      c. Hampers must be covered when transporting debris.

      d. Hampers cannot be left unattended. They must be emptied in the contractors construction debris dumpster and returned to the construction area or removed from the project site. No storage or staging of demolition is permitted on the property. All demolition must be transported directly from the work area to the dumpster.

7. Identification Badges and Contact List

      a. Trade persons must enter the building through the freight elevator and check in with building security and must have appropriate identification at all times. Building Management reserves the right to ask any trade person without proper identification to leave the property at any time.

      b. General Contractor shall provide a comprehensive list of all subcontractors involved with the project including project managers name, phone numbers for home, office, cellular phone and beeper prior to the commencement of any work (VERY IMPORTANT).

8. Deliveries

      a. Absolutely no deliveries will be allowed through the main lobby. Deliveries must be schedules in advance with Building Security to coordinate the use of the delivery entrances and the freight elevator(s).

      b. The delivery of sheet rock and other like material must be scheduled during non-business hours unless approved by building security and management (See Freight Elevator Operation, Section 11). All deliveries of "bulky" material or materials in large quantities must be taken directly to work area or stages in an area of parking garage for delivery to work area after normal business hours.

9. Cleaning and Rubbish Removal

      a. The contractor is responsible for leaving freight elevators and related work areas "broom clean", on a daily basis. The contractor will incur costs for clean-up if areas are left dirty, including servicing of freight elevators(s) for demolition debris not transported properly. Rubbish cannot be stored in the work area and must be disposed of on a regular basis.

      b. Combustible rubbish shall not be mixed with other materials, nor stored in the building.

      c. Painters and drywall contractors must provide their own cleaning supplies AND ARE NOT PERMITTED TO USE RESTROOMS OR JANITORS CLOSETS FOR CLEANING OF TOOLS.

10. Life Safety

      a. The contractor must submit material safety data sheets for hazardous and/or combustible materials used on projects. Substances subject to spontaneous heating or igniting must be stored in approved containers or removed from project site on a nightly basis.

      b. Under no circumstances will smoking be allowed when working with/or near flammable substances, e.g., paint, varnish, stain, etc. SMOKING IS NOT PERMITTED ON THE JOB SITE OR IN THE MAIN LOBBY. ANY CONTRACTOR FOUND SMOKING WILL BE REMOVED FROM THE JOB. NO EXCEPTIONS.

      c. Prior to work commencing in a construction area, it is the responsibility of the contractor to insure that fire extinguishers and first aid kits are easily accessible to all workers.

      d. The contractor must obtain approval from the Chief Engineer to perform welding work. A minimum of one week's notice must be given to the Chief Engineer for fire alarm shutdown. The contractor will be responsible for providing their own fire watch personnel during the shutdown.

      e. The contractor must use smoke detector covers for construction work that may create dust, smoke, fumes, etc. These must be removed on a daily basis after the work causing possible false alarms is completed.

FINAL FIRE INSPECTIONS AND TESTING OF LIFE SAFETY EQUIPMENT MUST BE SCHEDULED BEFORE 6:30 AM AND APPROVED AND COORDINATED WITH BUILDING SECURITY.

CONTRACTOR IS RESPONSIBLE FOR NOTIFYING THE CITY OF BOCA RATON FIRE DEPARTMENT OF WHEN THE TEST IS SCHEDULES AND TO SEND WRITTEN AUTHORIZATION FOR OVERTIME INVOLVED WITH FINAL FIRE TEST.

11.   Deliveries and Freight Elevator Operation

      a. The following guidelines have been established to facilitate the operation of the freight elevator.

            i. Normal Freight Elevator Hours of Operation Monday through Friday
            - 8:00 am to 6:00 pm.

            ii. During the above hours, deliveries of furniture, equipment and construction materials which will occupy the elevator so as to preclude others from using it for longer than 1/2 hour is not allowed.

            iii. Deliveries of sheet rock or like materials that may break up or cause debris to be tracked into the building will not be allowed during normal freight elevator operation. (Your must make arrangements for exclusive use of an elevator for these purposes). Contractor is responsible for cleaning freight elevator and related elevator lobby areas after deliveries. If clean-up is not performed management will charge contractor for the cost of this.

            iv. All incidental deliveries, or minor moves between floors, of furniture of other equipment, may be scheduled during the above hours of operation on a first-come, first-served basis.

      b. Trash Removal Operation Monday through Friday - 6:00 pm to 10:00 pm.

            i. During the hours of 6:00 pm through 10:00 pm, the use of the fright elevator is restricted for use by the building janitorial contractor in order to transport their tools and equipment.

            ii. Hours Available for Exclusive Use of Freight Elevators(s)

            Monday through Friday 10:00 pm - 7:00 am
            Saturday and Sunday   All Day

            iii. During the above hours of operation, the freight elevators may be reserved for the exclusive use of a tenant or contractor. Reservations must be made a minimum of twenty-four (24) hours in advance, but not for more than two weeks, prior to service request date.

I acknowledge that I have read and understand the preceding construction rules and regulations and shall perform all work in accordance with said rules and regulations. If further understand that the above rules and regulations are subject to change by Building Management without notice.

CONTRACTOR (PRINT NAME):       ____________________________

SIGNATURE:                     ____________________________

TITLE:                         ______________________________